                                                                    EXHIBIT 10.9


                    SEVERANCE AND CHANGE OF CONTROL AGREEMENT


         THIS AGREEMENT is made as of ___________, 200_ by and between Ivex Packaging Corporation (the "Company") and ____________ (the "Executive").

         The parties hereto, intending to be legally bound hereby, agree as follows:

         1. Position and Compensation. The Executive currently is serving as an executive officer of the Company and is receiving the following compensation (the "Compensation") for his services: (a) the base salary in effect on the date hereof (which amount may be increased as the Company may determine and such increased rate of base salary shall thereafter constitute the Executive's base salary for all purposes of this Agreement), (b) deferred compensation equal to the percentage (in effect on the date hereof) of the Executive's base salary and annual performance bonus, (c) an annual performance bonus under the Company's Senior Management Incentive Compensation Plan equal to the percentage (in effect on the date hereof) of the Executive's base salary, and (d) participation in all of the Company's employee benefits plans, including without limitation, retirement and pension plans, life insurance plans, dental plans, medical plans and automobile allowance plans which are, from time to time, made available by the Company to its executive officers, subject to the terms of such plans, with the Executive's participation to be on terms no less favorable to the Executive than the terms provided to other similar executives.

         2. Compensation Upon Termination. The Executive shall be entitled to the following Compensation from the Company upon termination of employment:

            (a) Termination for "Cause", without "Good Reason" or upon
Death or "Disability". In the event of a termination of the Executive's employment by the Company for "Cause" or by the Executive without "Good Reason", the Executive shall be entitled to receive the Compensation specified in Section 1 through the date of termination plus any unpaid performance bonus for any prior fiscal year. In addition, in the event of a termination of the Executive's employment because of his death or Disability, the Executive's legal representatives shall be entitled to receive the benefits under Section 2(b)(iv).

            (b) Upon Termination "Without Cause" or for "Good Reason". In the event that the Executive's employment is terminated by the Company "Without Cause" or by the Executive for

"Good Reason", then the Executive shall be entitled to receive:

                (i) Compensation due the Executive through the date of termination (including, without limitation, any unpaid performance bonus for the prior fiscal year), plus a pro-rata bonus for the year of termination calculated by multiplying the target amount of the Executive's annual bonus for the year of termination by a fraction, the numerator of which is the number of days that the Executive was employed during the year and the denominator of which is three hundred and sixty-five,

                (ii) a lump sum payable on the date of termination equal to (A) one (1) times the sum of the Executive's base salary, deferred compensation and target bonus, each as in effect immediately prior to the date of termination (or, if higher, in effect immediately prior to the first occurrence or circumstance constituting Good Reason) or (B) two (2) times the sum of such amounts if such termination occurs on or after (or within close proximity of) a Change Of Control and on or before the second anniversary date of a Change Of Control,

                (iii) the continuation for the Executive and his dependents of the benefits described in Section 1(d) or the provision of equivalent benefits until the earlier of (x) the first anniversary of the date of termination (or the second anniversary of the date of termination if such termination occurs on or after (or within close proximity of) a Change Of Control), or (y) with respect to the medical benefits, the date upon which the Executive begins to be covered by medical insurance with a new employer; provided, that the Executive's medical coverage with the Company shall be discontinued upon subsequent employment only to the extent that any pre-existing medical conditions are covered under the new employer's medical plan (for purposes of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to Section 4980B of the Code (or any successor provision thereto) under any group health plan maintained by the Company or its Affiliates, the Executive shall be considered to have remained employed until the first or second anniversary, as the case may be, of his Termination Date),

                (iv) the extension of (until the earlier to occur of (x) the sale of the Company common stock relating thereto, (y) the second anniversary of the date of the Executive's termination or (z) September 30, 2007) the maturity date of the Executive's promissory note(s) to the Company which were executed in connection with the Executive's receipt of shares of the Company's common stock at the time of the Company's initial public offering;

                (v) if such termination occurs on or after (or within close proximity of) a Change Of Control, (A) the acceleration of vesting under the Company's stock option, restricted stock and long-term incentive compensation plans and (B) the acceleration of vesting under Packaging Holdings, L.L.C.'s Long-Term Incentive Compensation Plan; and

                (vi) if such termination occurs on or after (or within close proximity of) a Change Of Control, outplacement services for a period of two (2) years or, if earlier, until the first acceptance by the Executive of an offer of employment in an amount not to exceed $25,000.

         3. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement in connection with or following termination of employment by seeking other employment or otherwise, nor shall any amounts provided herein be reduced by any compensation earned by the Executive as the result of employment by another employer after termination of the Executive's employment hereunder.

         4. Non-Compete Covenants. (a) In consideration of the premises and the mutual covenants contained herein, the Executive shall not during the Restricted Period (as hereinafter defined), in the United States, Canada or any other place where the Company and its affiliates conduct substantial manufacturing operations relating to the Company's businesses, directly or indirectly (except in the Executive's capacity as an officer of the Company or any of its affiliates), (i) engage or participate in any of the Company's principal businesses; (ii) enter the employ of, or render any other services to, any person engaged in any of the Company's businesses; or (iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, shareholder, lender, officer, director, principal, agent, consultant, advisor or trustee; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if the Executive is not a controlling person of, or a member of a group which controls, such person and the Executive does not, directly or indirectly, own five percent (5.0%) or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for five percent (5.0%) or more of any class of equity securities, of such person. As used herein, the "Restricted Period" shall mean a period commencing on the date hereof and terminating upon the first to occur of
(x) the date on which the Company terminates the Executive's employment without Cause, (y) the date on which the Executive terminates his employment for Good Reason, or (z) the date on which a Change Of Control occurs; provided, however, that if the Company shall have terminated the Executive's employment with the Company for Cause or if the Executive shall have terminated his employment with the Company without Good Reason, the Restricted Period shall end on the first anniversary date of such termination of employment. The Company and the Executive hereby agree that the non-compete obligations contained in this
Section 4(a) shall supercede and control over any other similar obligations contained in any other agreements or documents which such other obligations shall have no force or effect.

                (b) The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and that it has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect such confidential information. The Executive agrees that during and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence and shall not use for the benefit of himself or others all confidential information directly relating to the Company's businesses learned by the Executive heretofore or hereafter, unless otherwise in the public domain other than as a result of disclosure by the Executive or previously known by the Executive or obtained by the Executive independent of the Company's confidential information.

                (c) The Executive acknowledges that all memoranda, notes, lists, records, engineering drawings, technical specifications and related documents and other documents or papers (and all copies thereof) relating to the Company, including such items stored in computer memories, microfiche or by any other means relating to the Company and its affiliates, made or compiled by or on behalf of the Executive during his employment or made available to the Executive relating to the Company, its affiliates or any entity which may hereafter become an affiliate thereof, shall be the property of the Company and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or at any other time upon request.

                (d) The Executive agrees that any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating directly to the Company's businesses, including without limitation, computer apparatus, programs and manufacturing techniques, whether or not protectable by patent or copyright, that have been originated, developed or reduced to practice by the Executive alone or jointly with others during the Executive's employment with the Company shall be the property of and belong exclusively to the Company. The Executive shall promptly and fully disclose to the Company the origination or development by the Executive of any such material and shall provide the Company with any information that it may reasonably request about such material.

                (e) During the Restricted Period, the Executive shall not, directly or indirectly, (i) hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company, or retain as a consultant, advisor, agent, representative or in any other capacity whatsoever, or cause others to do any of the foregoing, any person employed by the Company or its affiliates or successors within the two (2) years preceding the Executive's hiring or retention of such person or solicitation of such person, or (ii) encourage any such employee to leave his employment.

                (f) During the Restricted Period, the Executive shall not, except by reason of and in his capacity as an officer of the Company, directly or indirectly request or advise a customer of the Company or its subsidiaries to curtail or cancel such customer's business relationship with the Company.

                (g) If the Executive breaches, or threatens to commit a breach of, any of the provisions contained in this Section (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                    (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                    (ii) the right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

         5. Miscellaneous.

            (a) Definitions. For purposes of this Agreement, the terms "Cause", "Without Cause", "Good Reason", "Change Of Control" and "Disability" shall have the meaning set forth in Exhibit A attached hereto.

            (b) Certain Additional Payments by the Company. The Company hereby agrees to the terms and conditions of Exhibit B attached hereto.

            (c) Successors; Binding Agreement. In the event of any merger, consolidation or transfer of assets, the provision of this Agreement shall bind and inure to the benefit of the surviving or resulting corporation, or the corporation to which such assets have been transferred, as the case may be. The

Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Company's failure to obtain such agreement prior to the effectiveness of any such succession shall entitle the Executive to terminate his employment hereunder for Good Reason.

            (d) Attorney's Fees. All reasonable legal fees and costs incurred by the Executive in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be reimbursed by the Company promptly upon the Executive's incurrence thereof plus interest at ten percent (10.0%) per annum from the date of any such incurrence; provided, however, that the Company shall not be obligated to make such payment where the dispute or controversy is finally determined in favor of the Company. Also, until paid, all past due amounts required to be paid by the Company hereunder shall bear interest at a rate of ten percent (10.0%) per annum.

            (e) Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of Illinois.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                     IVEX PACKAGING CORPORATION



                                      By:
                                         ---------------------------------------

                                      ------------------------------------------
                                                    Name of Executive

                                    Exhibit A
                                       to
                    Severance and Change Of Control Agreement


         The term "Cause" shall mean and include (a) chronic alcoholism or drug addition, (b) deliberate misappropriation of any material amount of money or other assets or properties of the Company or any affiliate or successor thereof,
(c) except where the nonperformance is caused by the illness or other similar incapacity or disability of the Executive, gross and continuing neglect in the substantial performance of duties reasonably assigned to the Executive that is not corrected promptly upon receipt by the Executive of written notice delivered at the direction of the Company specifically identifying the manner in which it is alleged that the Executive has not substantially performed his duties, (d) any willful and material breach of any of the terms of this Agreement except where the breach is caused by the illness or other similar incapacity or disability of the Executive, (e) conviction of a misdemeanor involving moral turpitude or conviction of a felony, (f) death of the Executive, or (g) a permanent disability of the Executive that entitles the Executive to receive benefits under the Company's disability insurance program ("Disability").

         The term "Without Cause" shall mean termination by the Company for any reason other than "Cause".

         The term "Good Reason" shall mean the continuation of any of the following (without the Executive's express prior written consent) after written notice provided by the Executive and the failure by the Company to remedy such event or condition within thirty (30) days after receipt of such notice:

         (a) A reduction in the Executive's base salary, as in effect pursuant to Section 1(a);

         (b) A reduction of or failure by the Company to pay to the Executive any bonus which is payable pursuant to Section 1(c);

         (c) A failure by the Company to provide, on terms no less favorable to the Executive than the terms offered to other senior executives of the Company, any benefit or compensation plan (including any pension, profit sharing, life insurance, health, accidental death or dismemberment or disability plan), or any substantially similar benefit or compensation plan, which has been made available to such other senior executives; provided, however, that nothing in
Section 1(d) shall be construed to mean that the Company shall be constrained from amending or eliminating any benefit or compensation plan as such is applied to the Executive and to other senior executives of the Company;

         (d) The assignment to the Executive of any duties materially inconsistent with the Executive's current position with the Company (including without limitation, a material reduction or elimination of any of the Executive's public company responsibilities or obligations);

         (e) A change in the Executive's title;

         (f) Failure by the Company to obtain, in accordance with Section 5(a), the written agreement of any successor in interest to the business of the Company to assume and perform the obligations of the Company under this Agreement;

         (g) The relocation of the Executive's principal place of employment to a location more than fifty miles from the Executive's currently existing place of employment; or

         (h) Any other material breach of this Agreement by the Company.

         The term "Change Of Control" shall mean:

                (i) The acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the outstanding common stock or outstanding voting securities of the Company; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change Of
Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                (ii) Individuals who, as of the date hereof, constitute the board of directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, at least sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their respective ownership, immediately prior to such Business Combination, of the outstanding common stock and outstanding voting securities of the Company; provided, however, that the provisions of this definition shall be applied, in connection with and after any such Business Combination, as if all references to the Company (except in the definition of, and references to, the Incumbent Board) were replaced by references to the corporation resulting from such Business Combination and shall be applied, with respect to any subsequent Business Combination, as if the reference in this subsection (iii) to "at least sixty percent (60%)" were replaced by a reference to "at least ninety-five percent (95%)"; or

                (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                                    Exhibit B
                                       to
                    Severance and Change Of Control Agreement



            (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Exhibit B) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (b) Subject to the provisions of paragraph (c) below, all determinations required to be made under this Exhibit B, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall assist the Executive with the preparation and filing of any income tax return required of the Executive which relates to the period or periods in which Executive received a Payment or a Gross-Up Payment. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Exhibit B, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) below and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

            (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty
(30)-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                (i) Give the Company any information reasonably requested by the Company relating to such claim,

                (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                (iii) Cooperate with the Company in good faith in order effectively to contest such claim, and

                (iv) Permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph (c) above) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) above, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payment required to be paid.